UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

DATE OF REPORT (Date of earliest event reported): June 15, 2009

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FIRST MERCHANTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

_______________________________

INDIANA	0-17071	35-1544218

(State or other jurisdiction           (Commission File Number)(IRS Employer Identification No.)

of incorporation)

200 East Jackson Street

P.O. Box 792

Muncie, IN 47305-2814

(Address of Principal Executive Offices, including Zip Code)

(765) 747-1500

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Merchants Corporation (NASDAQ:FRME) has announced the promotion of John J. Martin to the role of Chief Credit Officer.  Mr. Martin joined First Merchants on December 31, 2007, after spending 18 years with a super regional bank with extensive experience in various lending and credit positions.  Prior to joining First Merchants, Martin served as the senior credit officer of a successful $4 billion region. Since joining First Merchants, Martin has played a significant role in the redesign and build-out of the Corporation’s centralized credit department.  The appointment of Martin to the Chief Credit Officer position will accelerate the advancement of the Corporation’s centralized credit function and provides enhanced strategic alignment.

Mr. Martin is a graduate of Indiana University with a degree in economics and holds an MBA from Case Western Reserve University’s Weatherhead School of Management.  Michael C. Rechin, the Corporation’s Chief Executive Officer, stated, “John’s experience and background in credit, finance and economics will serve us well as we continue to enhance our credit infrastructure and lending activities.”

Additionally, David W. Spade has been named Chief Credit Officer of First Merchants Bank, NA and will continue his focus with east central Indiana clients.